EXHIBIT 21.0 SUBSIDIARIES

     Registrant    First Federal Bancshares, Inc.
     ----------



                                  Percentage          Jurisdiction or
            Subsidiaries          Ownership       State of Incorporation
            ------------          ---------       ----------------------

First Federal Bank                   100%              United States